                               PURCHASE AGREEMENT

                                  by and among

                        MERGE TECHNOLOGIES INCORPORATED,

                           3032854 NOVA SCOTIA COMPANY

                                       and

                      INTERPRA MEDICAL IMAGING NETWORK LTD.


                          Dated as of September 1, 1999



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
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                                TABLE OF CONTENTS
                                                                                                               PAGE

RECITALS .........................................................................................................1

ARTICLE  1

         PURCHASE.................................................................................................1
                  1.1      Reorganization of Company Share Capital................................................1
                  1.2      Filing and Effective Time; Purchase of Shares by Holdings..............................1
                  1.3      Effects of the Reorganization..........................................................1
                  1.4      Exchange of Certificates...............................................................2
                  1.5      The Closing............................................................................2
                  1.6      Transfer Taxes.........................................................................2

ARTICLE  2

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................2
                  2.1      Organization...........................................................................2
                  2.2      Capitalization.........................................................................3
                  2.3      Authority Relative to This Agreement...................................................3
                  2.4      Consents And Approvals; No Violation...................................................4
                  2.5      Financial Statements...................................................................4
                  2.6      Absence of Certain Changes.............................................................4
                  2.7      Tax Matters............................................................................6
                  2.8      Employee Benefit Plans.................................................................8
                  2.9      Employment-Related Matters............................................................10
                  2.10     Litigation............................................................................12
                  2.11     No Undisclosed Liabilities............................................................12
                  2.12     Contracts and Commitments.............................................................12
                  2.13     Assets Other than Real Property.......................................................13
                  2.14     Real Property.........................................................................14
                  2.15     Insurance.............................................................................14
                  2.16     Intellectual Property.................................................................15
                  2.17     Books and Records.....................................................................16
                  2.18     Disclosure............................................................................16
                  2.19     Compliance with Law...................................................................16
                  2.20     Brokers and Finders...................................................................17
                  2.21     Environmental.........................................................................17
                  2.22     Banking Relationships.................................................................18
                  2.23     Investment Representations............................................................18
                  2.24     Security Interests....................................................................19
                  2.25     Ontario Securities Act................................................................19




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
ARTICLE  3

         REPRESENTATIONS AND WARRANTIES OF MERGE.................................................................19
                  3.1      Organization..........................................................................19
                  3.2      Authority Relative to this Agreement..................................................20
                  3.3      Consents and Approvals; No Violation..................................................20
                  3.4      Brokers and Finders...................................................................20

ARTICLE  4

         COVENANTS...............................................................................................21
                  4.1      Conduct of Business...................................................................21
                  4.2      No Solicitation, Etc..................................................................21
                  4.3      Transfer Requirements.................................................................21
                  4.4      Due Diligence; Access to Information..................................................22
                  4.5      Regulatory and Other Approvals........................................................22
                  4.6      Public Announcements..................................................................23
                  4.7      Notification of Certain Matters.......................................................23
                  4.8      Resignation of Directors..............................................................23
                  4.9      Employment Agreements.................................................................23
                  4.10     Subsequent Financial Statements.......................................................23
                  4.11     Issuance by Merge of Merge Common Shares..............................................23
                  4.12     Transaction Agreements................................................................23
                  4.13     Co-Operation..........................................................................23
                  4.14     Consents..............................................................................24
                  4.15     Books and Records.....................................................................24
                  4.16     Execution of Certain Documents........................................................24
                  4.17     Employer Health Tax...................................................................24
                  4.18     Company Disclosure Schedule...........................................................24
                  4.19     SEC Reports...........................................................................24

ARTICLE  5

         CONDITIONS TO CONSUMMATION OF TRANSACTIONS..............................................................24
                  5.1      Conditions to Each Party's Obligation to Consummate Transactions......................24
                  5.2      Additional Conditions to Obligations of Merge to Consummate
                           Transactions..........................................................................25
                  5.3      Additional Conditions to the Obligation of Company to
                           Consummate Transactions...............................................................27

ARTICLE  6

          TERMINATION; AMENDMENTS; WAIVER........................................................................28
                  6.1      Termination...........................................................................28
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                                      iii

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

                  6.2      Effect of Termination.................................................................28

ARTICLE  7

         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS;
         INDEMNITY...............................................................................................29
                  7.1      Survival of Representations, Warranties and Agreements................................29
                  7.2      Agreement to Indemnify................................................................30
                  7.3      Limitation of Liability...............................................................31
                  7.4      Process of Indemnification for Merge Claims...........................................31
                  7.5      Process of Indemnification for Company Claims.........................................32

ARTICLE  8

         REGISTRATION RIGHTS.....................................................................................33
                  8.1      Registration of Merge Common Shares...................................................33

ARTICLE  9

         MISCELLANEOUS...........................................................................................35
                  9.1      Definitions...........................................................................35
                  9.2      Entire Agreement; Assignment..........................................................43
                  9.3      Expenses..............................................................................43
                  9.4      Amendment.............................................................................43
                  9.5      Extension; Waiver.....................................................................43
                  9.6      Validity..............................................................................43
                  9.7      Notices...............................................................................43
                  9.8      Governing Law.........................................................................44
                  9.9      Descriptive Headings..................................................................44
                  9.10     Counterparts..........................................................................44
                  9.11     Parties in Interest...................................................................45
                  9.12     Specific Performance..................................................................45
                  9.13     Time of the Essence...................................................................45

Index of Exhibits
Exhibit A         -        Articles of Amendment
Exhibit B         -        Employment Agreements
Exhibit C         -        Opinion of Company Counsel
Exhibit D         -        Opinion of Merge Counsel
Exhibit E         -        IWeb Letter of Intent
Exhibit F         -        Share Exchange Agreement
Exhibit G         -        Support Agreement
Exhibit H         -        Trust Agreement

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                               PURCHASE AGREEMENT

     PURCHASE AGREEMENT, dated as of September 1, 1999 (this "Agreement"), by and among Merge Technologies Incorporated, a Wisconsin corporation ("Merge"), 3032854 Nova Scotia Company, a Nova Scotia corporation ("Holdings") and Interpra Medical Imaging Network Ltd., an Ontario corporation (the "Company").

                                    RECITALS

     WHEREAS, the Boards of Directors of Merge, Holdings and Company deem it desirable and in their best interests to consummate the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                    PURCHASE

     1.1 Reorganization of Company Share Capital. Company agrees to hold special meetings of its shareholders and directors to obtain all consents required under the Business Corporations Act (Revised Statutes of Ontario) (the "Canadian Act") to reorganize its share capital (the "Reorganization") so that the resulting share capital shall consist of: (i) 420,000 Non-Voting Exchangeable Shares (the "Exchangeable Shares") having the terms and conditions set forth in the Articles of Amendment in the form attached hereto as Exhibit A; and (ii) an unlimited number of Common Shares (the "New Common Shares").

     1.2 Filing and Effective Time; Purchase of Shares by Holdings. At the Closing, Company shall file the Articles of Amendment (the effective time of such filing, the "Effective Time"). At the Effective Time: (a) each Company Common Share issued and outstanding at and as of the Effective Time, by virtue of the Reorganization and without any further action on the part of the holder thereof, shall be converted into 317.333 Exchangeable Shares, such that all of the issued and outstanding Company Common Shares shall be converted into an aggregate of 420,000 Exchangeable Shares; and (b) Company shall issue to Holdings 100 New Common Shares. Schedule 1.2 sets forth the number of Exchangeable Shares each of the Holders will receive upon conversion.

     1.3 Effects of the Reorganization. The Reorganization shall have the effects set forth in the Canadian Act. In addition: (a) the Articles of Incorporation of Company, as amended by the Articles of Amendment, shall be the Company's Articles of Incorporation after the Reorganization, until amended or changed in accordance with applicable law; and (b) the bylaws of Company as in effect at the Effective Time shall remain in effect until amended or changed in accordance with applicable law.


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



     1.4 Exchange of Certificates. At the Closing, all of the Holders shall surrender to Company their stock certificates representing their Company Common Shares. Upon receipt of the stock certificates, Company shall cancel such stock certificates and Company shall promptly issue a certificate to each Holder representing the Exchangeable Shares into which his, her or its Company Common Shares previously represented by the surrendered certificates shall have been converted at the Effective Time. Any stock certificates representing Company Common Shares which are not surrendered to Company at the Closing shall be deemed to represent the right to receive 317.333 Exchangeable Shares per Company Common Share.

     1.5 The Closing. The Closing of the Reorganization (the "Closing") shall take place as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Article 5 (the "Closing Date"), at the offices of the Company in Toronto, Ontario or such other place as the parties may otherwise agree.

     1.6 Transfer Taxes. Company shall pay any and all sales, documentary, use, filing, transfer, goods and services and other taxes payable as a result of the transfer of New Common Shares to Holdings.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Company represents and warrants to each of Merge and Holdings as of the date of this Agreement and, except as otherwise provided, as of the Closing Date as follows:

     2.1  Organization.

     (a) Company is duly organized, validly existing and in good standing under the laws of the province of Ontario and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its Business as it is now being conducted. Company does not own directly or indirectly, any shares or other equity interests, or securities in any corporation, partnership, other business organization, entity, enterprise or joint venture. Except as disclosed in Section 2.1(a) of the Company Disclosure Schedule, Company is duly registered, qualified or licensed as an extra-provincial or foreign corporation or other business organization, and is up-to-date in the filing of all corporate and similar returns, under the laws of each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary. On or before the Delivery Date, Merge will receive from Company true and complete copies of the articles of incorporation and by-laws (or similar document) of Company as currently in effect.

     (b) There are no partnership agreements, voting trusts or other agreements or understandings to which Company is a party or is bound with respect to the voting of the shares or equity of Company.

     (c) True copies of the minute books of Company will be provided to Merge on or before the Delivery Date. All resolutions, minutes, contracts, acts, by-laws, proceedings, appointments, elections and payments made, enacted, done or taken by the directors and/or officers of Company since the date of incorporation through the date of this Agreement have been ratified, confirmed and approved by the board of directors and/or the shareholders, as applicable.

     2.2 Capitalization. As of the date hereof, the authorized capital of Company consists of (i) an unlimited number of Class A Special Shares, no shares of which are issued and outstanding; (ii) an unlimited number of Class B Special Shares, no shares of which are issued and outstanding; and (iii) an unlimited number of Class C Shares (the "Company Common Shares") of which, as of the date hereof, 1,323.53 shares are issued and outstanding. All issued and outstanding Company Common Shares are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights with respect thereto. After giving effect to the Reorganization, the authorized capital of Company will consist of (i) an unlimited number of New Common Shares, 100 of which will be issued and outstanding and held by Holdings; and (iii) 420,000 Exchangeable Shares all of which will be issued and outstanding and held by the Holders. There is no Voting Debt of Company issued or outstanding. Except as set forth in
Section 2.2 of the Company Disclosure Schedule, there are not outstanding any
(i) Company Common Shares, (ii) options, warrants, calls, subscriptions, or other rights or agreements or commitments of any character relating to the issued or unissued share capital or Voting Debt of Company or obligating Company to issue, transfer or sell or cause to be issued, transferred or sold any shares in the capital, partnership interests or other equity interests in, or Voting Debt of, Company or securities convertible into or exchangeable for such shares, partnership interests or other equity interests in, Voting Debt, or (iii) obligations of Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

     2.3. Authority Relative to This Agreement. Company has all requisite corporate power and authority to execute and deliver this Agreement and each of the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby by Company (i) have been duly and validly authorized by Company's board of directors and (ii) prior to the Closing will have been duly and validly authorized by Company's shareholders, and no other corporate proceedings on the part of Company are or will be, prior to Closing, necessary to authorize the execution and delivery of this Agreement and each of the Transaction Agreements to which it is a party, or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Agreements to which the Company is a party has been duly executed and delivered by Company and, assuming that this Agreement and each of such Transaction Agreements has been duly executed and delivered by the other parties thereto, constitutes a legal, valid and binding agreement of Company, enforceable against Company in accordance with its respective terms subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether the enforcement is considered a proceeding in equity or at law).

     2.4 Consents And Approvals; No Violation. None of the execution and delivery by Company of this Agreement or any of the Transaction Agreements to which Company is a party, the consummation by Company of the transactions contemplated hereby or thereby or compliance by Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles of incorporation, partnership agreement or by-laws (or similar documents) of Company or any of the documents listed in Section 2.1(b) of the Company Disclosure Schedule; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity; (iii) except as disclosed in Section 2.4(iii) of the Company Disclosure Schedule, result in a violation of or a default under (with or without notice or lapse of time, or both), or give rise to any right of termination, cancellation or acceleration under, or give rise to any payments or compensation under, any Obligation of Company; or (iv) violate any Order applicable to Company or any of its assets.

     2.5 Financial Statements. Company will furnish to Merge on or before the Delivery Date complete copies of the Company Financial Statements. The consolidated balance sheets and the consolidated statements of income and retained earnings and of changes in financial position (including the related notes thereto) of Company contained in the Company Financial Statements (a) have been prepared in accordance with the books and records of Company, (b) present fairly the financial position and the results of operations and changes in financial position of Company as of the dates or for the periods presented therein and (c) have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and subject, in the case of quarterly and interim financial statements, to normal and recurring year-end audit adjustments.

     2.6  Absence of Certain Changes.

     (a) Since July 31, 1999, except as set forth in Section 2.6(a) of the Company Disclosure Schedule, Company has not (i) suffered any Company Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that, individually or in the aggregate, could have a Company Material Adverse Effect, (ii) suffered any damage or destruction in the nature of a casualty loss or other loss, whether covered by insurance or not, that, individually or in the aggregate, has had or could have a Company Material Adverse Effect, or (iii) had any adverse change in its relations with its employees, agents, landlords, customers or suppliers or any governmental or regulatory authorities, that, individually or in the aggregate, has had or could have a Company Material Adverse Effect.

     (b) Since July 31, 1999, except as set forth in Section 2.6(b) of the Company Disclosure Schedule, Company has conducted its business only in the ordinary course of business, consistent with past practice and, without limiting anything in this Section 2.6, has not taken any of the following actions:

          (i) amended its articles of incorporation, partnership agreement or by-laws (or similar documents);

          (ii) declared or paid any dividends or distributions on its outstanding shares of capital stock, partnership interests or other equity interests or purchased, redeemed or otherwise acquired for consideration any shares of its capital stock, partnership interests or other equity interests or other securities;

          (iii) issued or sold any shares of its capital stock, partnership interests or other equity interests, effected any share split or otherwise changed its capitalization as it existed on July 31, 1999, or issued, granted, or sold any options, share appreciation or purchase rights, warrants, conversion rights or other rights, securities or commitments obligating it to issue or sell any shares of its capital stock, partnership interests or other equity interests, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock, partnership interests or other equity interests;

          (iv) borrowed or agreed to borrow any funds or voluntarily incurred, or assumed or become subject to, whether directly or by way of guaranty or otherwise, any Obligation or liability, except in the ordinary course of business consistent with past practice;

          (v) paid, discharged or satisfied any claim, Obligation or liability, other than (A) the payment, discharge or satisfaction in the ordinary course of business of claims, Obligations or liabilities reflected on or reserved against in the audited balance sheet as of July 31, 1999 contained in the Company Financial Statements, or (B) any individual claims, Obligations or liabilities incurred in the ordinary course of business consistent with past practice;

          (vi) made any capital expenditures or commitments for any capital expenditures, except in the ordinary course of business consistent with past practice;

          (vii) sold, mortgaged, pledged or otherwise encumbered or disposed of any of its assets, except in the ordinary course of business consistent with past practice;

          (viii) except in the ordinary course of business consistent with past practice, entered into any agreement, contract, or commitment, including, but not limited to, any agreements with suppliers, customers or distributors, leases or subleases;

          (ix) except in the ordinary course of business consistent with past practice, amended, terminated or changed any agreement, contract or commitment, including, but not limited to, any agreements with suppliers, customers or distributors, leases or subleases;

          (x) knowingly done any act or omitted to do any act, or permitted an act or omission to act, that will cause a breach of or default under any Material Contract or Company Lease, or give rise to a right of termination with respect thereto;

          (xi) merged or consolidated with any entity or purchased the equity capital of any entity or, except in the ordinary course of business consistent with past practice, purchased any assets;

          (xii)   adopted, modified or amended in any respect, any Company
     Plans;

          (xiii) granted any increase in: (A) the salary of any present or former directors or officers of Company, (B) any other compensation of its present or former directors or officers, including any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of those persons and (C) the compensation of any of its consultants, agents or, except in the ordinary course of business consistent with past practice, employees;

          (xiv) paid, loaned, or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its present or former officers, directors or affiliates;

          (xv) disposed of, permitted to lapse, or otherwise failed to preserve the rights of Company to use the Company Proprietary Rights or entered into any settlement regarding the breach or infringement of the Company Proprietary Rights, or modified any existing rights with respect thereto;

          (xvi) waived, released, transferred or permitted to lapse any individual claim or right against Company or any present or former director, officer, shareholder or consultant of Company or, except in the ordinary course of business consistent with past practice, taken or omitted to take any such action against any other party;

          (xvii) made any change in any method of accounting or accounting practice;

          (xviii) entered into any other transaction or made any other commitment that is not in the ordinary course of business consistent with past practices or not permitted or contemplated by any other provision of this Agreement; or

          (xix) agreed, whether in writing or otherwise, to take any action described in this Section 2.6.

     2.7  Tax Matters.


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



     (a) Except as set forth in Section 2.7(a) of the Company Disclosure Schedule, Company has (i) filed in accordance with all applicable laws (without having to pay penalties) all Returns required to be filed by it, (ii) paid all Taxes shown to have become due pursuant to such returns, (iii) paid all Taxes (other than those being contested in good faith as set forth in Section 2.7(a) of the Company Disclosure Schedule) for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable and
(iv) in the case of Taxes accruing on or before the Closing Date which are not due and payable on or before the Closing Date and have not been paid, provided in full for such Taxes in the books and records and financial statements of the Company. Except as set forth in Section 2.7(a) of the Company Disclosure Schedule, all Returns filed by Company with respect to Taxes are true, complete and correct and properly reflect and do not in any respect understate the taxable income or the liability of Company for Taxes and, for greater certainty, all deductions claimed by Company in such Returns are properly deductible in computing the income of such corporations for tax purposes, or, in the case of the current taxation year or any other taxation year for which a Return has not been filed, all deductions claimed will be properly deductible in computing the income of such corporations for tax purposes. The accruals for Taxes set forth on the Company Financial Statements fully cover all known or contingent liabilities for Taxes through the date thereof.

     (b) All amounts required to be collected or withheld by Company with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any Governmental Entity have been duly remitted within the time required, including, without limitation, all amounts required to be withheld from each payment made to any of its present or former employees, officers, directors and to all persons who are non-residents of Canada for purposes of the Income Tax Act (Canada). The Company has remitted all Canada Pension Plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees to the appropriate governmental authority as and within the time required under the applicable legislation. The Company has charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by Company.

     (c) Except as set forth in Section 2.7(c) of the Company Disclosure Schedule (i) there is no action, suit, proceeding, investigation, audit, claim, assessment or reassessment in progress, pending or proposed with respect to any liability for Tax that relates to Company and (ii) there are no currently outstanding written inquiries that have been issued or raised in respect of Taxes. Except as disclosed in Section 2.7(c) of the Company Disclosure Schedule, Company has not executed or filed any agreement or waiver extending the period of assessment, reassessment or collection of any Taxes which remain in effect and no extension of time within which to file any Return that relates to Company has been requested, which Return has not since been filed.

     (d) Except as set forth in Section 2.7(d) of the Company Disclosure Schedule, (A) there are no tax rulings, requests for rulings, or closing agreements to which Company is a party or is subject which could affect its liability for Taxes for any period after the Closing, and (B) no power of attorney has been granted by Company with respect to any matter relating to Taxes of Company which is currently in force.

     (e) On or before the Delivery Date, Merge will be provided with a copy of all federal, provincial, state, local and foreign (including, but not limited to, U.S. federal, state or local) tax returns filed by Company since its inception. On or before the Delivery Date, Merge will be provided with a copy of all assessments, extensions and waivers resulting from any audits.

     (f) The Company has not deducted any material amounts in computing its income in a taxation year which will be included in income for a taxation year ending after the Closing under Section 78 of the Income Tax Act (Canada).

     (g) No shareholder of Company is a non-resident of Canada for purposes of the Income Tax Act (Canada).

     (h) Except as disclosed in Section 2.7(h) of the Company Disclosure Schedule, Company is in compliance with all registration, reporting and remittance obligations in respect of all provincial or federal sales tax and goods and services tax ("GST") legislation. Without restricting the generality of the foregoing, Company is duly registered under the Excise Tax Act (Canada) for GST purposes, and its GST registration numbers are set out in Section 2.7(h) of the Company Disclosure Schedule. In addition, all input tax credits claimed by Company at any time are justified and have been duly calculated. Copies of all elections, agreements or arrangements made with Revenue Canada Customs, Excise and Taxation, and all written communications (other than Returns) between Company and Revenue Canada Customs, Excise and Taxation since Company's inception will be provided to Merge on or before the Delivery Date.

     (i) Company acknowledges that Company and those persons retained by Company to advise Company with respect to the Tax effects of the transactions contemplated hereby have fully and independently examined the Tax effects of such transactions as they may relate to Company. Merge makes no representation or warranty whatsoever with respect to such Tax effects, and Company further acknowledges that Company is not relying on any representation or warranty of Merge with respect to such Tax effects.

     2.8  Employee Benefit Plans.

     (a) Section 2.8(a) of the Company Disclosure Schedule contains a true, correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans or arrangements, life insurance or other death benefit plans, disability, share option, share purchase, share compensation, bonus, vacation pay, severance pay, change in control and other similar plans, programs, arrangements or agreements, and every personnel policy, relating to officers, directors, consultants or any persons employed by Company or in which any such person is eligible to participate and currently maintained, or that were maintained at any time by Company and pursuant to which

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



Company has any liability, whether contingent or otherwise (collectively, the "Company Plans"). On or before the Delivery Date, Company will provide Merge with true, correct and complete copies, as of the date hereof, of all of Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. On or before the Delivery Date, Company will provide Merge with true, correct and complete copies of the most recent financial statements, actuarial reports and annual reports prepared in respect of each Company Plan, current plan summaries, employee booklets, personnel manuals and any other documents or written materials concerning the Company Plans that are in the possession of Company as of the date hereof or which are available, as of the date hereof, to Company.

     (b) The Company Plans have been registered, where required, and administered and established in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations (including applicable case law) applicable to the Company Plans ("Applicable Laws") and in accordance with the terms of each such plan. No fact or circumstance exists that could adversely affect the tax exempt status, if any, of a Company Plan or result in any liability for Taxes to Company in respect of its administration of Company Plans or its contributions thereto. Except as disclosed in Section 2.8(b) of the Company Disclosure Schedule, none of the Company Plans enjoys any special tax status under the Income Tax Act (Canada) or under other Applicable Laws, nor have any advance tax rulings been sought or received in respect of the Company Plans.

     (c) Except as disclosed in Section 2.8(c) of the Company Disclosure Schedule, since the date of the financial statements heretofore provided to Merge no changes have occurred to any of the Company Plans or the assets of the Company Plans, if any, or are expected by Company or, to the actual knowledge of Company, any third party carrier or insurer of a Company Plan to occur other than as a result of benefit or similar payments and contributions which would affect such financial statements. Except as disclosed in Section 2.8(c) of the Company Disclosure Schedule, no amendments have been made to any Company Plan and no improvements to any Company Plan have been promised that are not reflected in the copies or summaries of the Company Plans which will be provided to Merge on or before the Delivery Date and no amendments or improvements to a Company Plan will be made or promised prior to Closing.

     (d) All obligations of Company, including the obligation to pay premiums or contributions, occurring or arising before the date hereof, regarding the Company Plans have been satisfied on a timely basis in accordance with Applicable Laws and the terms of the Company Plans and there are no outstanding defaults or violations by Company thereunder and no taxes, penalties or fees are owing or assessable under any of the Company Plans. The Company has no liability (other than liabilities accruing after the Closing and other than in the ordinary course of business) with respect to any of the Company Plans. No insurance policy or any other contract or agreement affecting any Company Plan requires or permits a retroactive increase in premiums or payments due thereunder. All contributions and premiums will be accounted for by Company on an accrual basis for the period up to Closing, even though not otherwise required to be made until a later date in respect of the period that includes the Closing.

     (e) There are no pending or threatened investigations, litigation, proceedings or enforcement actions concerning the Company Plans or against Company (or any fiduciary) with respect to any of the Company Plans nor any insurance policy or other contract relating thereto, and there exists no state of facts which with or without notice or lapse of time or both could give rise to any such investigation, litigation, proceeding or enforcement action.

     (f) There are no actions, suits or claims pending or threatened by former or present employees of Company (or their beneficiaries) with respect to the Company Plans or any insurance policy or other contract relating thereto (other than routine claims for benefits).

     (g) Subject to insurer consent, if applicable, and applicable law, Company may unilaterally amend, modify, vary or terminate, in whole or in part, each Company Plan, except as disclosed in Section 2.8(g) of the Company Disclosure Schedule.

     (h) All employee data necessary to administer, or used in the administration of, each Company Plan is true and correct as of the date hereof.

     (i) Except as disclosed in Section 2.8(i) of the Company Disclosure Schedule, none of the Company Plans provides benefits to retired employees or to the beneficiaries or dependents of retired employees.

     (j) The Company does not have any contribution or other obligation or liability, as of the date hereof, with respect to any multi-employer pension or employee benefit plan.

     (k) There have been no withdrawals, applications or transfers of assets, in each case which were not permissible under Applicable Laws, from any Company Plan or any applicable trust or other funding media relating thereto. Neither Company nor any of its agents nor, to the knowledge of Company, any other fiduciary is or has been in breach of any fiduciary duty with respect to the Company Plans or any applicable trusts or other funding media relating thereto.

     (l) Except as disclosed in Section 2.8(l) of the Company Disclosure Schedule, no Company Plan provides or will provide benefits to employees (or their beneficiaries or dependents) of Company employed in the United States. Except as disclosed in Section 2.8(l) of the Company Disclosure Schedule, no employee (or the employee's beneficiaries or dependents) of Company is eligible, or will become eligible, to participate in any Company Plan while employed in the United States.

     2.9  Employment-Related Matters.

     (a)  Except as disclosed in Section 2.9(a) of the Company Disclosure
Schedule: (i) Company is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Company and no organizational effort is being made or threatened by or on behalf of any labor organization or other representative of any of the employees with respect to employees of Company and all such collective bargaining agreements or other contracts or agreements to which Company is a party or by which it is bound have been duly executed and are valid and binding and in full force and effect and Company has not breached any provision of, and are not in default under, the terms of any such collective bargaining agreement or other contract or agreement, as the case may be, and no event has occurred which with the lapse of time or the giving of notice or both would constitute a breach or default by Company; (ii) to the best of Company's knowledge, no labor organization or representative holds bargaining rights with respect to any employees of Company and no labor representatives have applied to have Company declared a related employer pursuant to the Labor Relations Act (Ontario) or other similar legislation; (iii) there is no labor strike, dispute, grievance, slowdown, work stoppage, lockout or proceeding before any employment or labor related board or tribunal that is pending or threatened against or otherwise affecting Company, Company has not experienced the same within the past three years; (iv) Company has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time since Company's inception, nor has Company planned or announced any such action or program for the future with respect to which Company has any liability; (v) all salaries, wages, vacation pay, bonuses, commissions and other emoluments relating to the employees of Company and payable by Company before the date hereof have been paid in full as of the date hereof or have been reflected as an accrual on the most recent Company Financial Statements; (vi) Company is in compliance with all applicable laws, regulations, orders or other legislative, administrative or judicial promulgations (including applicable case law) with respect to employment, employment practices (including pay equity and human rights code compliance), labor, terms and conditions of employment, wages and hours, in each case, with respect to its employees; (vii) all current assessments in respect of workers' compensation premiums assessable against Company have been accrued to date, and there are no current or threatened penalty assessments on account of workers' compensation affecting Company and Company has not been reassessed under any such legislation during the past 3 years nor is any experience-related reassessment reasonably anticipated to be made; and (viii) Company is not a party to or bound by any employment or consulting contracts or other written contract with any employee, officer or consultant other than oral contracts of indefinite hire terminable without cause on reasonable notice, none of which involve any commitment, understanding or arrangement for payment of bonus or incentive pay.

     (b) The Company will deliver to Merge by the Delivery Date a list (the "Employee List") dated as of the Delivery Date containing the name of each employee of Company, and each such employee's position, starting employment date and annual salary. The Employee List is true, correct and complete as of the date of the Employee List. No third party has asserted, or threatened to assert, any claim against Company that either (a) the continued employment by, or association with, Company of any of the present officers, employees of or consultants to Company (collectively, the "Designated Persons"), or (b) the use by Company, or any of the Designated Persons in connection with their activities for or on behalf of Company of any information which Company or any of the Designated Persons uses contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information.

     2.10 Litigation. Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are (i) no actions, suits, proceedings, arbitrations, investigations or inquiries pending, ongoing, or, to the knowledge of Company threatened against, with respect to or affecting Company before any arbitration tribunal or Governmental Entity which, if decided adversely to Company, individually or in the aggregate, could have a Company Material Adverse Effect or delay the consummation of the transactions contemplated hereby, (ii) no Orders of any Governmental Entity outstanding or, to the knowledge of Company, threatened against Company which, individually or in the aggregate, could have a Company Material Adverse Effect, and (iii) no pending or threatened adjustments arising with respect to any audit, investigation, or review, pursuant to any contractual or statutory audit, investigation, or review right relating to Company and no such audits, investigations or reviews are presently being conducted.

     2.11 No Undisclosed Liabilities. Except as fully reflected and provided for on the balance sheets as of July 31, 1999 (or disclosed in the notes thereto) contained in the Company Financial Statements, Company does not have any liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise), except (i) liabilities incurred after such date in the ordinary course of business consistent with past practice, none of which, individually or in the aggregate, has or could have a Company Material Adverse Effect and (ii) liabilities permitted or contemplated by this Agreement.

     2.12 Contracts and Commitments.

     (a) Section 2.12(a) of the Company Disclosure Schedule contains a list (indicating the clause of this Section 2.12 pursuant to which disclosure is made) of all of the following written or oral contracts or agreements (including any and all amendments thereto), other than agreements listed in Sections 2.8(a), 2.9(a), 2.14(b), 2.15 or 2.16(c) of the Company Disclosure Schedule and other than purchase orders made in the ordinary course of business, to which, as of the date hereof, Company is a party or by which Company is bound (collectively, the "Material Contracts"): (i) any agreements with any present shareholder, employee, officer, director or consultant (or former shareholder, employee, officer, director or consultant to the extent there remain at the date hereof obligations to be performed by Company); (ii) agreements or indentures relating to the borrowing of money; (iii) indemnification agreements or guaranties of any obligation for borrowed money or otherwise; (iv) contracts which prohibit Company from freely engaging in business anywhere in the world;
(v) any joint venture or profit-sharing agreement (other than with employees);
(vi) contracts, not entered into in the ordinary course of business on an arm's-length basis, that are continuing over a period of more than six months from the date hereof and are not terminable by Company on 60 days or less notice without penalties or premiums (including contracts to provide advertising allowances or promotional services); (vii) any agreements for the purchase by Company of any materials, equipment, services, or supplies not entered into in the ordinary course of business on an arm's-length basis, that may not be terminated by Company without penalty upon less than three months' notice;
(viii) any agreements or commitments for the acquisition, construction or sale of fixed assets owned or to be owned by Company that continue for a period of more than six months from the date hereof and may not be terminated without penalty by Company prior to the expiration of such six-month period; (ix) any agreements that provide for the distribution of goods or services that continue for a period of more than six months from the date hereof and may not be terminated without penalty by Company prior to the expiration of such six-month period; (x) any agreements or arrangements for the sale of any of the assets, properties, services or rights of Company other than in the ordinary course of business on an arms length basis or for the grant of any preferential rights to purchase any of its assets, properties or rights or that require the consent of any third party to the transfer and assignment of any of its assets, properties or rights; (xi) any agreements with any third party to develop any intellectual property concepts involving payments by Company in excess of Cdn. $10,000; (xii) any commitments for charitable contributions or any other agreements; and (xiii) any other agreements which (A) are material to the Business of Company taken as a whole or
(B), except as disclosed in Section 2.12(b) of the Company Disclosure Schedule, pursuant to the terms of which the consent of a third party would be required for the consummation of the transactions contemplated hereby or by the Transaction Agreements.

     (b) Except as disclosed in Section 2.8(a) or Section 2.12(b) of the Company Disclosure Schedule, Company is not a party to any contract, agreement or understanding which contains a "change in control" or similar provision or any other provision which could be triggered by the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Transaction Agreements; and the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement or the Transaction Agreements will not (either alone or upon the occurrence of any additional acts or events) by reason of any such provision result in any payment (whether of severance pay or otherwise) becoming due from Company to any person.

     (c) On or before the Delivery Date, complete copies of all Material Contracts will be provided to Merge or its solicitors. All Material Contracts have been duly executed and are valid and binding and in full force and effect and, except as set forth in Section 2.12(c) of the Company Disclosure Schedule, none of Company, or to the actual knowledge of Company, any other party to any Material Contract has breached any provision of, or is in default under, the terms of any Material Contract and no event has occurred which with the lapse of time or the giving of notice or both would constitute a breach or default by any party thereto.

     2.13 Assets Other than Real Property.

     (a) With respect to all assets (other than real property) and personal property used in, or necessary for the conduct of its Business, Company has (i) good and marketable title to all of such assets and personal property owned by it and (ii) a valid and enforceable leasehold interest in all of such assets and personal property leased by it. All of such assets (other than real property) and personal property are shown on the balance sheets as of July 31, 1999 included in the Company Financial Statements, except as to assets (other than real property) acquired since the date of such balance sheets in the ordinary course of business and in a manner consistent with past practice or as contemplated by this Agreement. Except as set forth in Section 2.13(a) of the Company Disclosure Schedule, none of the assets (other than real property) owned by Company subject to any Lien.

     (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, all receivables shown on the balance sheets as of July 31, 1999 included in the Company Financial Statements have been collected or are collectable in the amounts shown therein, less any allowance for doubtful accounts shown thereon. All receivables accrued by Company since July 31, 1999 have been collected or are collectable, less any additional allowances in respect thereof calculated in a manner consistent with the allowance reflected on the balance sheets as of July 31, 1999 included in the Company Financial Statements. All material plant, equipment and personal property owned by Company are in good operating condition and repair, ordinary wear and tear excepted.

     2.14 Real Property.

     (a) The Company (i) does not own any real property, and (ii) has no right or option to purchase any real property.

     (b) Section 2.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all leases or subleases for real property to which Company is a party (collectively, the "Company Leases"). All of the Company Leases grant leasehold estates free of mortgages of lease and, where Company is the tenant, Company has the right of quiet possession and, except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, non-disturbance as against any Lien on the property and any holder of any such Lien (except where a tenant's registered notice of lease has priority over such Lien). All Company Leases or subleases have been duly executed by all parties thereto, are valid and binding, in good standing, in full force and effect in the form executed and none of Company or, to Company's knowledge, any of the other parties to any such leases or subleases has breached any provisions of, or is in default under the terms thereof and no event has occurred which is continuing, with respect to any such leases or subleases, which with the giving of notice or the lapse of time or both would result in a default thereunder. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, no prepayment of rent or other amounts has been made in respect of any leased property. The Company is not obligated to pay any leasing or brokerage commission relating to any Company Lease or will have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any such lease. Except in the ordinary course of business consistent with past practice, no material construction, alteration or other leasehold improvement work with respect to any Company Leases remains to be paid or to be performed by Company.

     2.15 Insurance. Section 2.15 of the Company Disclosure Schedule sets forth
(i) a complete and correct list of all contracts of insurance and indemnity in force at the date hereof with respect to Company, true and complete copies of which will be delivered to Merge on or before the Delivery Date, and (ii) with respect to each such contract of insurance and indemnity, the type and amount of coverage, deductibles, expiration date and premium amount, which contracts of insurance and indemnity insure against such risks and in such amounts as are appropriate and reasonable considering Company's property, business and operations. All of such contracts of insurance and indemnity are in full force and effect, with no default thereunder by Company which could permit the insurer to deny payment of claims thereunder and Company is in compliance with all terms and conditions contained therein. The Company has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed in
Section 2.15 of the Company Disclosure Schedule will not be available in the future on substantially the same terms as now in effect. The Company has not received or given a notice of cancellation with respect to any of the policies or binders listed in Section 2.15 of the Company Disclosure Schedule. With respect to all of its insurance policies, Company has not made any false or misleading statements or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

     2.16 Intellectual Property.

     (a) Except as set out in Section 2.16(a) of the Company Disclosure Schedule, Company is the sole and exclusive owner of, or is licensed to use or possesses other valid rights to, all intellectual property or industrial property, including, without limitation, all assumed names, trademarks, trade names, whether registered or not (together with all goodwill associated therewith), patents, software, moral rights and moral right waivers, copyrights whether registered or not (including, without limitation, those relating to computer software and data bases), trade secrets, technology, formulae, know-how and processes which are used in its Business (collectively, the "Company Proprietary Rights") free and clear of all Liens. Section 2.16(a) of the Company Disclosure Schedule lists in reasonable detail all Company Proprietary Rights
(i) which are not owned by Company and (ii) which are not perpetual or in respect of which license or other fees may be payable in the future.

     All computer software that is not used under license by Company was either purchased or authored (A) by employees in the course of their employment, or (B) by independent contractors who have in writing assigned the copyright in such software to Company. With respect to the Company Proprietary Rights which are registered or as to which application for registration has been made, Company is the owner of record thereof. Particulars of all documentation to make Company the record owner thereof are set forth in Section 2.16(a) of the Company Disclosure Schedule in reasonable detail. All registrations and applications for Company Proprietary Rights are set forth in Section 2.16(a) of the Company Disclosure Schedule.

     No Company Proprietary Rights used by Company to deliver services to its customers, and no services or products sold by Company, conflict with or infringe upon any proprietary rights available to any third party. Other than as disclosed in Section 2.16(a) of the Company Disclosure Schedule, Company has not entered into any (i) consent, (ii) indemnification which is not customary in the Business or (iii) forbearance to sue or settlement agreement with respect to the Company Proprietary Rights. The Company has always taken and are taking all appropriate measures to maintain the validity of the Company Proprietary Rights. Without limiting the foregoing, the Company Proprietary Rights which are formulae are confidential and Company has always taken and are taking all appropriate measures to keep them confidential.

     (b) No claims have been asserted in writing or otherwise by any person with respect to the validity of or Company's ownership or right to use the Company Proprietary Rights, or of any similar right in any jurisdiction, and, to the best knowledge of Company, there is no reasonable basis for any such claim. The Company Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of a cancellation proceeding.

     (c) Section 2.16(c) of the Company Disclosure Schedule sets forth separately all licenses granted by Company relating to the use of the Company Proprietary Rights. Each of such licenses is in full force and effect and a valid and binding obligation of each of the parties thereto. The Company is a party thereto is in compliance with its contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to such licenses. The Company has taken reasonable steps to protect its Company Proprietary Rights and, except as set forth in Section 2.16(c) of the Company Disclosure Schedule, has not licensed, assigned, transferred, encumbered or otherwise disposed of the Company Proprietary Rights or any similar right in any jurisdiction.

     (d) The consummation of the transactions contemplated hereby will not alter or impair any of the Company Proprietary Rights. To the actual knowledge of Company, no person is infringing on or violating the Company Proprietary Rights owned or used by Company.

     2.17 Books and Records. All accounts, books, ledgers and official and other records maintained by Company of whatever kind in respect of its businesses have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly represent the financial position of Company. All financial transactions of Company have been properly recorded in the books and records of Company. The records and books of accounts of Company have been kept on a consistent basis for the previous three fiscal years except as otherwise disclosed in the Company Financial Statements and the notes thereto.

     2.18 Disclosure. No information provided by or on behalf of Company to Merge in connection with this Agreement and the transactions contemplated hereby and no representation or warranty by or on behalf of Company in this Agreement, the Transaction Agreements, or any certificate or statement furnished or to be furnished in connection with this Agreement or the Transaction Agreements contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All projections and financial forecasts provided by or on behalf of Company to Merge have been prepared by Company's management in good faith, based on reasonable assumptions.

     2.19 Compliance with Law. The Company has all requisite Permits from all Governmental Entities necessary to conduct its Business as currently conducted, and to own, lease and operate its properties in the manner currently held and operated and all such Permits are in full force and effect. The Company is in compliance in all material respects with all applicable Orders and all of the terms and conditions related to such Permits. There are no proceedings in progress, pending, threatened, or, to the actual knowledge of Company, likely which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits. The business of Company is not being conducted in violation of any applicable Order, Permit, concession, grant or other authorization of any Governmental Entity, except for any violations that, in the aggregate, do not and could not have a Company Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby or by the Transaction Agreements.

     2.20 Brokers and Finders. None of Company, or any of the officers, directors or employees of Company has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     2.21 Environmental.

     (a) Except as disclosed in Section 2.21(a) of the Company Disclosure Schedule, to the actual knowledge of Company, (i) Company is in full compliance with and not in violation of all applicable Environmental Laws; (ii) Company has not received any order, direction or other communication (written or oral) that alleges that Company is not in full compliance with all, or has any liability under any, applicable Environmental Laws in effect on the date hereof or claiming any fine, damages, costs of clean-up or remediation of real property or which may require any person to do or cease doing any act or undertaking; (iii) all Permits and other governmental authorizations currently held by Company pursuant to Environmental Laws (true and complete copies of which Permits and other governmental authorizations will be delivered to Merge on or before the Delivery Date) are in full force and effect, Company, is in compliance with all of the terms of such Permits and authorizations, no other Permits or authorizations are required by Company, there are no conditions, including, but not limited to, renewal dates, revocations, modifications, limitations or transfer restrictions that will affect the continued validity on the same terms and conditions after giving effect to the transactions contemplated by this Agreement and the Transaction Agreements of all such Permits or authorizations and no consent to the transactions contemplated by this Agreement or the Transaction Agreements is required to maintain the validity of or compliance with any of such Permits or authorizations; (iv) Company has not failed to report any Environmental Matter where required under applicable Environmental Laws; (v) Company has not failed to maintain any environmental and operating documents, books and records in the manner and for the periods required under all applicable Environmental Laws; (vi) no environmental audit, evaluation, assessment, study or test of any of the operations or property of Company is being or has been conducted or performed at the request, direction or order or on behalf of any Governmental Entity; (vii) no environmental audit, evaluation, assessment, study or test of any of the operations or property of Company is in the possession or control of Company, is being or has been conducted or performed at the request or direction or on behalf of Company except as set forth in Section 2.21(a) of the Company Disclosure Schedule (true and complete copies of any audit, evaluation, assessment, study or test listed in Section 2.21(a) of the Company Disclosure Schedule will be delivered to Merge on or before the Delivery Date); and (viii) no real property owned or leased by

Company, based on the actual knowledge of Company, has problems involving Hazardous Materials or previously had a problem where there is no verification of remediation.

     (b) Except for matters set forth in Section 2.21(b) of the Company Disclosure Schedule, to the actual knowledge of Company, there is no Environmental Claim that is or has been the subject of any complaint or investigation or that is pending or threatened against or involving Company or against any person or entity whose liability for any Environmental Claim Company has or may have retained, assumed or in respect of whose liability for any Environmental Claim Company may be obligated to contribute, indemnify, remedy or otherwise compensate, in whole or in part, either contractually, by lease, or by operation of common law, statute or equity. True and complete copies of all writings in the possession or control of Company evidencing the Environmental Claims listed in Section 2.21(b) of the Company Disclosure Schedule will be provided to Merge on or before the Delivery Date. Company agrees to continue to provide Merge and its solicitors with all commercially reasonable assistance in obtaining any such writings which are not in the possession of Company.

     2.22 Banking Relationships. Section 2.22 of the Company Disclosure Schedule shows the names and locations of all banks and trust companies in which Company has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

     2.23 Investment Representations.

     (a) Company represents that to the best of its knowledge none of the Holders is: (i) a U.S. Person; (ii) within the United States as of the date of this Agreement; or (iii) acquiring the Exchangeable Shares or the Merge Common Shares issuable in exchange therefor for the account or benefit of any U.S. Person. Company acknowledges and represents that the Holders may be restricted from distributing to a U.S. Person or for the account of a U.S. Person any Exchangeable Shares or the Merge Common Shares issuable in exchange therefor for a period of one year after the date the Holder acquires such shares. Company acknowledges that the certificates representing the Exchangeable Shares and the Merge Common Shares issuable in exchange for the Exchangeable Shares will bear a legend substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS OR QUALIFIED BY PROSPECTUS FILED UNDER ANY PROVINCIAL SECURITIES ACTS IN CANADA. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER

     THE ACT AND THE SECURITIES ACT (ONTARIO) AND FROM ANY APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS IS AVAILABLE. BY ACCEPTING AND HOLDING THE SHARES, THE HOLDER AGREES TO BE BOUND BY ALL OF THE PROVISIONS, INCLUDING RESTRICTIONS ON TRANSFERRING THE SHARES, APPLICABLE TO A HOLDER OF SHARES AS SET FORTH IN THE SHARE EXCHANGE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF EITHER 3032854 NOVA SCOTIA COMPANY OR MERGE TECHNOLOGIES INCORPORATED, AS IF SUCH HOLDER WERE A PARTY TO SUCH AGREEMENT."

     (b) Except as contemplated by this Agreement, Company is not aware that any Holder has any present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Merge Common Shares issuable in exchange for the Exchangeable Shares.

     (c) Company represents that it has had an opportunity to discuss Merge business, management and financial affairs with such advisors as Company has deemed necessary.

     (d) Company represents that, except for the transactions contemplated by this Agreement and the Transaction Agreements, Company has no, and is not aware of any, plans or proposals of a type which would be required to be disclosed pursuant to Item 4 of a Schedule 13D to be filed under the Exchange Act and the rules and regulations promulgated thereunder in respect of Merge Common Shares.

     2.24 Security Interests. Company is not aware of any Lien that may attach or otherwise apply to the Exchangeable Shares.

     2.25 Ontario Securities Act. The Company is not a "reporting issuer" within the meaning of the Ontario Securities Act.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF MERGE

     Each of Merge and Holdings, jointly and severally, represents and warrants to Company as of the date of this Agreement and, except as otherwise provided, as of the Closing Date as follows:

     3.1 Organization. Merge is a corporation duly organized, validly existing and in good standing under the laws of the state of Wisconsin. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the province of Nova Scotia. Each of Merge and Holdings has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or up to date in such filing, as the case may be, or to have such power and authority would not have a Merge Material Adverse Effect.

     3.2 Authority Relative to this Agreement. Each of Merge and Holdings has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Agreements to which Merge or Holdings is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of Merge and Holdings, and no other corporate proceedings on the part of Merge or Holdings are necessary to authorize this Agreement or the Transaction Agreements to which Merge or Holdings is a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of Merge and Holdings, and assuming that this Agreement has been duly executed and delivered by Company, constitutes a legal, valid and binding obligation of each of Merge and Holdings, enforceable against each of Merge and Holdings in accordance with its terms. Assuming due execution and delivery by all parties thereto, the Transaction Agreements to which Merge or Holdings is a party will constitute a legal, valid and binding obligation of each of Merge and Holdings, as the case may be, enforceable against each of Merge and Holdings in accordance with their respective terms.

     3.3 Consents and Approvals; No Violation. None of the execution and delivery by Merge or Holdings of this Agreement or the Transaction Agreements to which Merge or Holdings is a party, as the case may be, the consummation by Merge or Holdings, as the case may be, of the transactions contemplated hereby or thereby or compliance by Merge or Holdings with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles of incorporation (or similar document) or by-laws of Merge or Holdings or any voting trust or other agreement or understanding with respect to the voting of Merge Common Shares to which Merge or Holdings is a party or by which either of them is bound, (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity filings required under the Securities Act, the Exchange Act, state securities or blue sky laws, (iii) result in a violation of, default under (with or without notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Obligation to which Merge or any of its subsidiaries is a party or by which Merge or any of its subsidiaries or any of their respective assets may be bound, or (iv) violate any Order applicable to Merge or any of its subsidiaries or any of their respective assets.

     3.4 Brokers and Finders. None of Merge, its subsidiaries or any of the officers, directors or employees of Merge or any of its subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 4

                                    COVENANTS

     4.1 Conduct of Business. Except as contemplated by this Agreement or with the prior written consent of Merge during the period from the date of this Agreement to the Closing Date, Company will conduct its operations only in the ordinary course of business consistent with past practice and Company will preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with its licensors, licensees, customers, suppliers, employees and any others having business dealings with them to the end that the goodwill and ongoing Business of Company shall not be impaired at the Closing. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, including the Exhibits hereto, prior to the Closing without the prior written consent of Merge, Company will not take any of the actions set forth in Section 2.6(b) hereof or to make any major planning decision or any strategic decision or any major investment (including any decision involving an investment of more than Cdn. $10,000).

     4.2 No Solicitation, Etc. Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date:

     (a) Company shall not, and shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any attorney or accountant retained by Company) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, amalgamation, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (including, but not limited to, a public offering) of, Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data relating to the Company to, or have any discussions with, any person other than Merge relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

     (b) Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and Company will take the necessary steps to inform such parties of the obligations undertaken in this Section 4.2; and

     (c) Company will notify Merge immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Company.

     4.3 Transfer Requirements. Company acknowledges that neither the Exchangeable Shares nor the Merge Common Shares issuable in exchange for the Exchangeable Shares have been registered under the Securities Act or the Ontario Securities Act, and may not be sold, transferred or otherwise disposed unless: (i) in the United States or to a U.S. Person unless such shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available; (ii) made in conformity with Rule 144 promulgated by the SEC under the Securities Act; or
(iii) in Canada unless such shares are qualified by prospectus filed in accordance with the applicable provincial Securities Acts or an exemption from the prospectus requirements of such provincial Securities Acts is available. In no event shall any sale, transfer or other disposition of the Merge Common Shares be permitted in violation of (i) the rules and regulations of the SEC promulgated under the Securities Act, (ii) the Ontario Securities Act and any provincial securities laws and regulations; or (iii) this Section 4.3.

     4.4 Due Diligence; Access to Information. From the date of this Agreement until the Closing, upon reasonable notice, Company will, and will cause each of its officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Merge and its officers, employees, counsel, advisors and representatives (collectively, the "Merge Representatives") full access, during normal working hours, to the offices and other facilities and to the books and records of Company and permit Merge and the Merge Representatives to make inspections thereof as either of them may require and will cause the Company Representatives to furnish Merge and the Merge Representatives with such financial and operating data and such other information with respect to the Business of Company and make such management and other personnel available to discuss the business and prospects of Company as Merge may from time to time reasonably request. Company agrees that no investigation by Merge or the Merge Representatives shall affect or limit the scope of the representations and warranties of Company contained herein or in any of the Transaction Agreements or limit the liability for the breach of any such representation or warranty.

     4.5  Regulatory and Other Approvals.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     (b) Each of the parties hereto will use its (i) best efforts to obtain as promptly as practicable all consents, authorizations, orders, approvals and waivers from Governmental Entities and regulatory bodies and transfers of Permits or registrations with Governmental Entities and regulatory bodies required in connection with the transactions contemplated by this Agreement (the "Required Consents") and (ii) commercially reasonable efforts to obtain as promptly as practicable all other consents, approvals and waivers of any violations, breaches and defaults that may be caused by the consummation of the transactions contemplated by this Agreement.

     4.6 Public Announcements. Company acknowledges that Merge may have obligations at law to make a public announcement, and that Merge may desire to issue a press release, with respect to the transactions contemplated by this Agreement. Merge agrees to consult Company with respect to the content and timing of any such announcement or release. Company agrees not to make any public announcement of the transactions contemplated by this Agreement without Merge's prior written consent.

     4.7 Notification of Certain Matters. Each of the parties hereto shall give prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement and made by such party to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing and (ii) any material failure of such other party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of such party or the conditions to the obligations of such party hereunder.

     4.8 Resignation of Directors. Company agrees that it shall cause all of the members of the Board of Directors of Company to resign as directors of Company as of the Closing Date. Company will use all reasonable commercial efforts to obtain releases from each of the foregoing individuals in favor of Company.

     4.9 Employment Agreements. At Closing, Merge shall enter into the Employment Agreements.

     4.10 Subsequent Financial Statements. As soon as practicable after the end of each month during the period from the date of this Agreement until the Closing Date, Company shall prepare and promptly deliver to Merge (i) copies of an unaudited consolidated balance sheet as of the end of such month and an unaudited consolidated income statement for the month then ended for the Company and (ii) copies of detailed schedules of inventories, receivables and payables as of the end of such month, relating to Company (such detailed Schedules shall include an aging analysis, the principles on which this analysis is based, whether such receivables or payables are disputed, and if so the particulars regarding such dispute). All financial statements and schedules delivered hereunder shall be prepared on a basis consistent with past practice.

     4.11 Reservation by Merge of Merge Common Shares. Prior to the Closing, the Board of Directors of Merge shall have reserved sufficient Merge Common Shares for issuance in connection with the Exchangeable Shares and the Subscription Agreement.

     4.12 Transaction Agreements. Each of the parties hereto agrees that at the Closing it shall enter into each Transaction Agreement to which it is a party.

     4.13 Co-Operation. The parties hereto shall co-operate fully and in good faith with each other and their respective legal advisors, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement.

     4.14 Consents. Company shall use all reasonable efforts to obtain the consent to the Reorganization, where necessary or advisable, from the parties to the Material Contracts.

     4.15 Books and Records. On the Closing Date, Company shall be in possession of all documents which relate to its operations, including all books, records, books of account, lists of suppliers and other data, financial or otherwise relating to the operation of its business.

     4.16 Execution of Certain Documents. Prior to Closing, Company covenants and agrees to arrange for the preparation and execution of all releases, waivers and agreements identified on Schedule 4.16, with all such documentation to be signed by all parties thereto and all waivers to be in a form acceptable to Merge and, in circumstances where the waiver arose as a result of a third party assertion that Company had failed to fulfill all its obligations, shall include a full and final release from such third party.

     4.17 Employer Health Tax. Company shall fully accrue all possible Employer Health Tax liability prior to Closing.

     4.18 Company Disclosure Schedule. The Company shall deliver to Merge the Company Disclosure Schedule, in complete and final form, at least two business days before the Closing.

     4.19 SEC Reports. Merge shall provide Company with all reports filed with the SEC after the date hereof and prior to Closing.

                                    ARTICLE 5

                   CONDITIONS TO CONSUMMATION OF TRANSACTIONS

     5.1 Conditions to Each Party's Obligation to Consummate Transactions. The obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction or, where permissible, waiver at or prior to the Closing, of each of the following conditions:

     (a) no Order shall have been issued, enacted, entered, or promulgated (which remains in effect) by any Governmental Entity, the enforcement of which would, individually or in the aggregate, prohibit or materially restrict the consummation of the transactions contemplated hereby or make such consummation illegal;

     (b) each of the Transaction Agreements shall have been executed and delivered by all parties thereto;

     (c) each of the Employment Agreements, substantially in the form of Exhibit B hereto, shall have been executed and delivered by all parties thereto; and

     (d) all necessary corporate action for the purpose of approving the transactions contemplated by this Agreement and the Transaction Agreements, including approval of the Reorganization by the Holders, shall have been taken or obtained by Company and Merge.

     5.2 Additional Conditions to Obligations of Merge to Consummate Transactions. The obligations of Merge to consummate the transactions contemplated hereby are further subject to the satisfaction of each of the following conditions:

     (a) (i) the representations and warranties of Company set forth in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date shall continue to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Merge; and (ii) Merge shall not have become aware of any events, circumstances or conditions relating to Company as a consequence of its review of any of the documents, other than the Company Disclosure Schedule, required to be delivered to Merge by or on behalf of Company on or before the Delivery Date (the "Required Documents"), which events, circumstances or conditions, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect; and (iii) Merge shall not have become aware of any events, circumstances or conditions relating to Company (other than events, circumstances or conditions of which Merge shall have become aware as a consequence of its review of documents, other than the Required Documents, delivered to it by, or on behalf of, Company) which events, circumstances or conditions individually or in the aggregate have or could reasonably be expected to have a Company Material Adverse Effect;

     (b) Company shall have performed in all material respects all of its covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

     (c) Merge and Holdings shall have received a certificate of Company, dated the Closing Date, signed by the President and Chief Executive Officer of Company to the effect that: (i) the representations and warranties of Company set forth in this Agreement are true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date continues to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Merge; and (ii) Company has performed in all material respects all of its covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

     (d)  this Agreement has not been terminated pursuant to Article 6 hereof;

     (e)  [Intentionally omitted];

     (f) Merge shall have received the opinion of Tory Tory DesLauriers & Binnington, counsel to Company, dated the Closing Date, in form and substance satisfactory to Merge, as to the matters set forth in Exhibit C;

     (g)  Merge shall have had the opportunity to review the Company Disclosure
Schedule in complete and final form for at least two business days;

     (h) The applicable Holders shall have delivered to Merge the releases set forth in Section 4.8;

     (i)  [Intentionally omitted];

     (j) no suit, action or proceeding before any Governmental Entity shall have been commenced and be pending against any of the parties hereto or any of their affiliates, associates, officers or directors (i) seeking to restrain, prevent, or in any material respect change the transactions contemplated hereby;
(ii) seeking civil penalties or material damages in connection with any such transactions; or (iii) which, if adversely decided, could reasonably be expected to, individually or in the aggregate, materially impair Merge's or Holdings' ability to consummate the transactions contemplated hereby, or could reasonably be expected to result in a Company Material Adverse Effect;

     (k) no Order shall be in effect, the enforcement of which could reasonably be expected to, individually or in the aggregate, (i) impose civil penalties or material damages in connection with the transactions contemplated hereby; (ii) could have a Company Material Adverse Effect; (iii) materially impair Merge's or Holdings' ability to consummate the transactions contemplated hereby; or (iv) compel Merge or its affiliates to dispose of, discontinue, hold separate, or materially restrict the operations of, a significant portion of the business of Company, considered as a whole, or the business of Merge and its subsidiaries considered as a whole in connection with or as a result of the consummation of the transactions contemplated hereby;

     (l) Company shall have obtained all Required Consents and shall have used all commercially reasonable efforts to obtain all consents, approvals, authorizations, exemptions and waivers from third parties, reasonably satisfactory in form and substance to Merge and its counsel, with respect to the contracts, leases and permits set forth in Sections 2.8(a) or 2.12(b) of the Company Disclosure Schedule, to the extent necessary to consummate the transactions contemplated hereby without any violation or breach thereof or default, termination or acceleration occurring thereunder; and

     (m) Holders, if any, who have exercised their statutory right to dissent from the Reorganization collectively own no more than 5% of the Company Common Stock.

Company will furnish Merge with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 5.2 as Merge may reasonably request.

     5.3 Additional Conditions to the Obligation of Company to Consummate Transactions. The obligation of Company to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

     (a) the representations and warranties of Merge and Holdings set forth in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date, shall continue to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Company;

     (b) each of Merge and Holdings shall have performed in all material respects all of its respective covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

     (c) Company shall have received certificates, dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of Merge and the President of Holdings to the effect that: (i) the representations and warranties of Merge or Holdings, as applicable, set forth in the Agreement are true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of such time, except that any representation or warranty made as of a specified date continues to be true, complete and accurate in all material respects on and as of such date and except for any changes resulting from the ordinary course of business which have been disclosed to, and approved by, Company; and (ii) Merge or Holdings, as applicable has performed in all material respects all of its covenants and obligations contained in this Agreement that are required to be performed at or prior to the Closing;

     (d) no suit, action or proceeding before any Governmental Entity shall have been commenced and be pending against any of the parties hereto or any of their affiliates, associates, officers or directors (i) seeking to restrain, prevent, or in any material respect change the transactions contemplated hereby;
(ii) seeking civil penalties or material damages in connection with any such transactions; or (iii) which, if adversely decided, could reasonably be expected to, individually or in the aggregate, materially impair Company's ability to consummate the transactions contemplated hereby, or could reasonably be expected to result in a Merge Material Adverse Effect;

     (e) no Order shall be in effect, the enforcement of which could reasonably be expected to, individually or in the aggregate, (i) impose civil penalties or material damages in connection with the transactions contemplated hereby; (ii) could have a Merge Material Adverse Effect; (iii) materially impair Company's ability to consummate the transactions contemplated hereby. Each of Merge and Holdings will furnish Company with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 5.3 as Company may reasonably request; and

     (f) Company shall have received the opinion of counsel to Merge, dated the Closing Date, in form and substance satisfactory to Company, as to the matters set forth in Exhibit D;

                                    ARTICLE 6

                         TERMINATION; AMENDMENTS; WAIVER

     6.1 Termination. This Agreement may be terminated at any time prior to Closing, by a written notice from the terminating party to the other parties hereto:

     (a)  by the written consent of each of Merge, Holdings and Company;

     (b) by Merge or Holdings if any of the representations or warranties of Company contained herein shall be inaccurate or untrue in any material respect;

     (c) by Company if any of the representations or warranties of Merge or Holdings contained herein shall be inaccurate or untrue in any material respect;

     (d) by Merge or Holdings if any covenant or agreement to be performed or observed by Company hereunder has not been performed in any material respect at or prior to the time specified in this Agreement;

     (e) by Company if any covenant or agreement to be performed or observed by Merge hereunder has not been performed in any material respect at or prior to the time specified in this Agreement;

     (f) by any party hereto if any Order of a Governmental Entity preventing or materially restricting the consummation of the transactions contemplated by this Agreement or the Transaction Agreements shall have become final and non-appealable; or

     (g) by Merge or Holdings if (i) Merge shall have become aware of any events, circumstances or conditions relating to Company as a consequence of its due diligence review which events, circumstances or conditions individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect.

     6.2  Effect of Termination.

     (a) In the event of the termination and abandonment of this Agreement pursuant to Article 6 hereof, this Agreement shall forthwith become void and have no further effect, other than the provisions of this Article 6 and Article 7 hereof which shall survive any such termination and there shall be no further liability (other than liabilities arising up to the time of such termination or abandonment) on the part of any party or its directors, officers or stockholders. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     (b) In the event of a termination of this Agreement pursuant to Section 6.1(b), (c), (d) or (e) hereof, nothing contained herein shall restrict the ability of the terminating parties to seek damages (including, without limitation, their expenses incurred in connection with this Agreement) from the other parties for any breach of this Agreement or the right to pursue any other remedy at law or in equity.

     (c) In the event of a termination of this Agreement, the terms of the confidentiality provisions of the Memorandum of Understanding between Merge and Company dated July 28, 1999 shall continue to be binding on the parties hereto.

     (d) In the event of a termination of this Agreement, Company and Merge agree that: (i) the letter of intent attached hereto as Exhibit E and relating to the joint development and marketing of IWeb middleware and related IWeb Development Toolkit shall remain in full force and effect; and (ii) Company and Merge will negotiate in good faith to finalize, execute and deliver any additional documents or agreements that may be desirable in connection with the Letter of Intent. In addition, upon the occurrence of (i) Company becoming an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or commiting or threatening to commit any act of bankruptcy, or (ii) the commencement of any proceeding or the taking of any step by Company (or against Company if such proceeding or step is not discharged or withdrawn within thirty (30) days after commencement) for the dissolution, liquidation or winding-up of Company or for any relief under the laws of any jurisdiction relating to bankruptcy, insolvency, Reorganization, arrangement, compromise or winding-up, or for the appointment of one or more of a trustee, receiver, receiver and manager, custodian, liquidator or any other person with similar powers with respect to Company or its assets or any part thereof, then Company shall be deemed to have granted Merge a perpetual, nonexclusive, royalty-free license to use the IWeb Development Toolkit to develop enduser application software for resale to Merge's customers, including run-time licenses required by endusers.

                                    ARTICLE 7

        SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; INDEMNITY

     7.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation by any party hereto and notwithstanding the Closing hereunder, all representations and warranties made by any party in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for the period commencing on the Closing Date and ending on the second anniversary of the Closing Date (the "Survival Period") except as follows: (i) the representations and warranties of Company to the extent relating to tax attributes or liabilities with respect to Taxes of Company shall expire at the time the period of limitations

(including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional Taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of Company contained in Sections 2.19 and 2.21 shall expire at the time the latest period of limitations expires for the enforcement by an applicable Governmental Entity of any remedy with respect to which the particular representations and warranties of Company related and if there is no such period of limitations, then the representations and warranties shall continue indefinitely; and (iii) the representations and warranties of Company contained in Sections 2.1, 2.2, 2.3, 2.4, and 2.5 shall not expire, but shall continue indefinitely. Notwithstanding the foregoing, each of the obligations of Merge set forth in Article 8 shall remain in effect until the earlier of (i) the date that such obligations would expire pursuant to the provisions of Article 8, and (ii) the date which is thirty days after the seventh anniversary of the date of this Agreement.

     No claim for the recovery of Damages may be asserted after such representations and warranties shall thus expire; provided, however, that any claim (indicating with reasonable specificity the basis for such claim) written notice of which shall have been delivered to the indemnifying party within the Survival Period shall survive the termination of the Survival Period and continue until the resolution of such claim. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. The covenants and agreements set forth in this Agreement shall survive the Closing and shall continue in accordance with their terms.

     7.2  Agreement to Indemnify.

     (a) Subject to the terms and conditions of this Article 7, Company hereby agrees to indemnify, defend and hold harmless Merge, Holdings and each of their respective directors and officers, (collectively, the "Merge Group") from and against any and all Damages asserted against, resulting from, imposed on or incurred or suffered by the Merge Group, directly or indirectly, with Damages of Company being deemed to be suffered by the Merge Group as a result of or arising from the following (collectively, "Merge Claims"): (i) any breach or alleged breach of any of the representations or warranties made by Company in this Agreement, in any Transaction Agreement or in any certificate or other document furnished by or on behalf of Company pursuant to this Agreement or any of the Transaction Agreements (provided, however, that the Merge Group shall not be entitled to indemnification for Merge Claims pursuant to this clause (i) unless and until the sum of the Damages arising out of such breaches exceeds Cdn. $10,000 in the aggregate (the "Deductible"); and provided further that thereafter, subject to Section 7.3, the Merge Group shall be entitled to indemnification in respect of all Damages arising out of such breaches in excess of the Deductible); and (ii) any failure or alleged failure by Company to perform any of its covenants, obligations or agreements contained in this Agreement, any Transaction Agreement or any certificate or document furnished by or on behalf of Company pursuant to this Agreement or any of the Transaction Agreements.

     (b) Subject to the terms and conditions of this Article 7, Merge hereby agrees to indemnify, defend and hold harmless Company from and against any and all Damages asserted against, resulting from, imposed on or incurred or suffered by Company, directly or indirectly, as a result of or arising from the following (collectively, "Company Claims"): (i) any breach by Merge of any of the representations or warranties made by Merge in this Agreement, in any Transaction Agreement or in any certificate or other document furnished by or on behalf of Merge pursuant to this Agreement or any of the Transaction Agreements (provided, however, that Company shall not be entitled to indemnification for Company Claims pursuant to this clause (i) unless and until the Damages arising out of such breaches exceed U.S. $6,700 and provided further that thereafter, subject to Section 7.3, Company shall be entitled to indemnification in respect of all Damages arising out of such breaches in excess of U.S. $6,700); or (ii) any failure or alleged failure by Merge to perform any of its covenants or agreements contained in this Agreement, any Transaction Agreement or any certificate or document furnished by or on behalf of Merge or pursuant to this Agreement or any of the Transaction Agreements.

     7.3 Limitation of Liability. The obligations and liabilities of Merge hereunder with respect to indemnification for Company Claims shall be subject to the following limitation: notwithstanding anything in this Agreement to the contrary, Merge shall not be obligated to pay any amount in excess of U.S. $1,300,000 in the aggregate in satisfaction of all of its obligations pursuant to Section 7.2(b) hereof. The obligations and liabilities of Company hereunder with respect to indemnification for Merge Claims shall be subject to the following limitation: notwithstanding anything in this Agreement to the contrary, Company shall not be obligated to pay any amount in excess of U.S. $1,300,000 plus the outstanding balance of the Loan in the aggregate in satisfaction of all of its obligations pursuant to Section 7.2(a) hereof.

     7.4  Process of Indemnification for Merge Claims.

     (a) A member of the Merge Group shall promptly notify Company in writing of the assertion of any Merge Claim by a third party or the discovery of any fact upon which the member of the Merge Group intends to base a Merge Claim hereunder. Such notice shall set forth (i) the amount of the Merge Claim or, if an amount is not then determinable, an approximate and reasonable estimate of the potential amount of the Merge Claim and (ii) the alleged basis of the Merge Claim. Subject to Section 7.1(a) hereof, the delay or failure of such member of the Merge Group to provide notice hereunder shall not in any way limit such member's indemnification rights hereunder.

     (b) Following receipt of such notice, Company shall have 30 days to consider such Merge Claim and to make (at its own cost and expense) such investigations with respect to such Merge Claim as Company deems necessary. For the purpose of such investigation, the claiming member of the Merge Group shall make available to Company, at Company's request, the information which forms the basis for such Merge Claims. If Company does not dispute the basis and/or amount of any

Merge Claim within 30 days of receiving written notice thereof, Merge shall have the right on behalf of the claiming member or members of the Merge Group making such Merge Claim promptly to recover indemnity as and to the extent provided herein, which shall constitute recovery on behalf of the relevant member or members of the Merge Group. If Company disagrees with the basis of the Merge Claim and/or the amount of damages caused thereby, then within 30 days of receiving written notice thereof, Company shall give notice to Merge of such disagreement. After receipt of such notice, Merge shall be entitled to take the dispute to a court of competent jurisdiction.

     (c) Merge agrees to notify Company of any claims asserted by third parties that are reasonably likely to give rise to indemnification hereunder ("Third-Party Merge Claims"). With respect to any Third-Party Merge Claim, Company shall have the right, at its own cost and expense, to participate in or assume control of the negotiation, settlement or defense of such Third-Party Merge Claim, provided that Company shall reimburse Merge for all of Merge out-of-pocket expenses as a result of such participation or assumption. If Company elects to assume such control, Merge shall cooperate with Company, and shall have the right to participate in the negotiation, settlement or defense of such Third-Party Merge Claim, at its own cost and expense, and to disagree on reasonable grounds with the selection and retention of counsel. If Company, having elected to assume such control, thereafter fails to defend any such Third-Party Merge Claim within a reasonable time, Merge shall be entitled to assume such control. Merge agrees that it will not settle any Third-Party Merge Claims without the consent of Company, which consent shall not be unreasonably withheld. Merge further agrees that if Company wishes to enter into a settlement with respect to a Third-Party Merge Claim on terms reasonably acceptable to Merge, Merge will cooperate in such settlement, provided that such settlement includes as an unconditional term thereof the giving by the third party to Merge of a release from all liability in respect of such Third-Party Merge Claim; provided further that Company shall reimburse Merge for its reasonable costs and expenses, including, without limitation, reasonable attorney's fees, in connection with such cooperation.

     7.5  Process of Indemnification for Company Claims.

     (a) Company shall promptly notify Merge in writing of the assertion of any Company Claim by a third party or the discovery of any fact upon which Company intends to base a Company Claim hereunder. Such notice shall set forth (i) the amount of the Company Claim or, if an amount is not then determinable, an approximate and reasonable estimate of the potential amount of the Company Claim and (ii) the alleged basis of the Company Claim. Subject to Section 7.1(a) hereof, the delay or failure of Company to provide notice hereunder shall not in any way limit Company's indemnification rights hereunder.

     (b) Following receipt of such notice, Merge shall have 30 days to consider such Company Claim and to make (at its own cost and expense) such investigations with respect to such Company Claim as Merge deems necessary. For the purpose of such investigation, Company shall make available to Merge, at Merge's request, the information which forms the basis for such Company Claim. If Merge does not dispute the basis and/or amount of any Company Claim within 30 days of receiving written notice thereof, Company shall have the right promptly to recover indemnity as and to the extent provided herein from Merge, which shall constitute recovery (subject to the limitations set forth herein) on behalf of Company. If Merge disagrees with the basis of the Company Claim and/or the amount of damages caused thereby, then within 30 days of receiving written notice thereof, Merge shall give notice to Company of such disagreement. After receipt of such notice, Company shall be entitled to take the dispute to a court of competent jurisdiction.

     (c) Company agrees to notify Merge of any claims asserted by third parties that are reasonably likely to give rise to indemnification hereunder ("Third-Party Company Claims") of which Company becomes aware. With respect to any Third-Party Company Claim, Merge shall have the right, at its own cost and expense, to participate in or assume control of the negotiation, settlement or defense of such Third-Party Company Claim, provided that Merge shall reimburse Company for his out-of-pocket expenses as a result of such participation or assumption. If Merge elect to assume such control, Company shall cooperate with Merge and shall have the right to participate in the negotiation, settlement or defense of such Third-Party Company Claim, at his own cost and expense, and to disagree on reasonable grounds with the selection and retention of counsel. If Merge, having elected to assume such control, thereafter fail to defend any such Third-Party Company Claim within a reasonable time, Company shall be entitled to assume such control. Company agrees that it will not settle any Third-Party Company Claims without the consent of Merge, which consent shall not be unreasonably withheld. Company further agrees that if Merge wishes to enter into a settlement with respect to a Third-Party Company Claim on terms reasonably acceptable to Company, Company will cooperate in such settlement, provided that such settlement includes as an unconditional term thereof the giving by the third party to Company a release of Company from all liability in respect of such Third-Party Company Claim; provided further that Merge shall reimburse Company for his reasonable costs and expenses, including, without limitation, reasonable attorney's fees, in connection with such cooperation.

                                    ARTICLE 8

                               REGISTRATION RIGHTS

     8.1  Registration of Merge Common Shares.

     (a) Merge shall, as promptly as practicable, and in any event not later than December 31, 1999, prepare and file with the SEC a registration statement on Form S-3 sufficient to permit the public offering and sale within the United States of the Registrable Securities and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Merge will bear all Registration Expenses. All Selling Expenses shall be borne by the Holders of the Registrable Securities being registered, pro rata on the basis of the number of shares so registered (provided that each Holder shall bear the full amount of the fees and disbursements of any counsel which the Holder retains).

     (b) Merge shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions within the United States as the Majority Holders may reasonably request; provided, however, that Merge shall not be required to qualify to do business in any state by reason of this Section in which it is not otherwise required to qualify to do business.

     (c) Merge shall prepare and file with the SEC a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective, and shall keep effective the registration, and shall from time to time amend or supplement the registration statement, preliminary prospectus or final prospectus for such period of time as shall be required to permit the Holders to complete the offer and sale of the Registrable Securities covered thereby. Merge shall in no event be required to keep the registration in effect or to take any other actions under this Section
8.1 for a period extending beyond the date which is thirty days following the seventh anniversary of the date of this Agreement.

     (d) Merge shall promptly furnish to the Holders such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holders may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

     (e) Merge shall provide prompt notice to the Holders that the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order.

     (f) Merge agrees that until all the Registrable Securities have been sold under the registration statement Merge agrees to: (i) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after 90 days after the effective date of the registration statement; and (ii) file with the SEC in a timely manner all reports and other documents required of Merge under the Securities Act and the Exchange Act.

     (g) Merge shall promptly notify the Holders, at any time when a prospectus relating to the registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holders prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.


                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 Definitions. Where used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Proposal" is defined in Section 4.2;

     "Affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

     "Applicable Laws" is defined in Section 2.8(b);

     "Articles of Amendment" means the Articles of Amendment attached as Exhibit A hereto which include the Provisions Attaching to Exchangeable Shares;

     "Business" means, when used in reference to a person, the assets, properties, business, operations and financial condition of such person;

     "Cdn. $" means the currency of Canada;

     "Closing" is defined in Section 1.5;

     "Closing Date" means the date on which the Closing occurs pursuant to the terms hereof;

     "Code" means the Internal Revenue Code of the United States;

     "Company Claim" is defined in Section 7.2(b);

     "Company Common Shares" means the common shares, without par value per share, of Company;

     "Company Disclosure Schedule" means the disclosure schedule delivered by Company to Merge pursuant to Article 2 of this Agreement;

     "Company Financial Statements" means (i) the unaudited consolidated financial statements of Company for the fiscal years ended August 31, 1997 and 1998; and (ii) the unaudited consolidated financial statements for Company for the eleven-month period ended July 31, 1999;

     "Company Leases" is defined in Section 2.14(b);

     "Company Material Adverse Effect" means any event, circumstance or condition which, individually or in the aggregate with all other such events, circumstances or conditions, has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise), prospects, operations or results of operations of Company, taken as a whole, on the ability to continue to conduct the Business of Company, taken as a whole, as it is presently being conducted or on Company's ability to consummate the transactions contemplated hereby or by the Transaction Agreements; provided that a Company Material Adverse Effect shall include, without limitation, any events, circumstances or conditions as a consequence of which Company has incurred or may incur expenses and/or which would require Company to establish reserves pursuant to Canadian generally accepted accounting principles in an amount exceeding Cdn. $10,000 in the aggregate for all such expenses and/or reserves (the parties acknowledge that such amount shall not be construed as the definition of materiality for purposes of financial statements);

     "Company Plans" is defined in Section 2.8(a);

     "Company Proprietary Rights" is defined in Section 2.16(a);

     "Company Representatives" is defined in Section 4.4;

     "Damages" means losses, liabilities, damages (actual, punitive or consequential), demands, claims, suits, actions, judgments or causes of action, assessments, reasonable costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever;

     "Delivery Date" means the date two Business Days prior to the date on which the Closing is scheduled to occur.

     "Deductible" is defined in Section 7.2(a);

     "Designated Persons" is defined in Section 2.9(b);

     "Effective Time" defined in Section 1.2.

     "Employee List" is defined in Section 2.9(b);

     "Employment Agreement" means an agreement, substantially in the form of Exhibit B hereto, with each of Stephen Herman, John Soloninka and James Arbuthnot, each of which shall be deemed to be effective simultaneously with the Closing and which shall be deemed to be of no force and effect if the Closing does not occur for any reason.

     "Environmental Claim" means any written claim or notice alleging potential liability or remedy, whether civil, administrative, criminal or quasi- criminal, (including, without limitation, potential liability for investigatory costs, cleanup costs, response costs, costs of repair, construction, alteration and installation, preventive and remediation costs, natural resources damages, property damages, personal injuries, lost profits, business interruption costs, consequential damages, fines, penalties and monetary and non-monetary sanctions) arising out of, based on or resulting from (a) the presence, release, spill, discharge or deposit into the environment, of any Hazardous Materials at any location, whether or not owned or leased by Company, whether or not caused or occasioned by any act or omission on the part of Company, whether or not occasioned or arising during the period of ownership or lease by Company, and whether or not originating or emanating from, on or through any real property now or hereinbefore owned or leased by Company; (b) circumstances forming the basis of any violation or contravention, or alleged violation or contravention of any Environmental Law; or (c) any breach of, or default under, any representation or warranty of Company contained in Section 2.21 of this Agreement;

     "Environmental Costs" means, without limitation, any actual or potential cleanup costs, remediation, removal, or other response costs, business interruption costs, costs of repair, construction, alteration and installation and preventive and remediation costs (which without limitation shall include costs to cause Company to come into compliance with Environmental Laws in a manner approved for such real property by all applicable environmental authorities), investigation costs (including without limitation fees of consultants, counsel on a solicitor and his own client basis, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities, or obligations (including without limitation, liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, incidental, special, exemplary, punitive or consequential damages under any statutory laws, common law or equitable cause of action or contractual obligations or otherwise, including without limitation damages (a) of third parties for personal injury, property damage or loss of profits or revenue or interference with business operations, (b) to natural resources or to the environment, or (c) to Merge, including, without limitation, loss of profits or revenues, interference with business operations, loss of tenants, lenders, investors or buyers, diminution in value of any property or properties or inability to use any property or properties, civil, administrative, quasi-criminal or criminal fines, penalties and monetary and non-monetary sanctions, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter; in each case, which Merge would be required to accrue or to establish a reserve under U.S. GAAP in its consolidated financial statements, had the transactions contemplated by this Agreement been closed;


     "Environmental Laws" means, without limitation, (a) to the extent Company is resident in Canada, all Canadian federal, provincial or local statutes, regulations, ordinances, guidelines, by-laws and rules relating to the protection, conservation, enhancement or rehabilitation of the environment, relating to the disposal of Hazardous Materials, occupational health and safety, product liability and transportation of Hazardous Materials; (b) to the extent Company is resident in the United States, the following U.S. laws: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Occupational Safety and Health Act, 49 U.S.C. Sections 641 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as any of the statutes listed under (a) and (b) above have been or may be amended from time to time; (c) all rules, regulations and guidelines promulgated pursuant to any of the above statutes; and (d) to the extent Company is resident in the jurisdiction in which such statute, ordinance, rule or regulation applies, any other foreign or Canadian statute, ordinance, rule or regulation governing Environmental Matters (including Canadian and U.S. federal, state or local laws), as the same have been or may be amended from time to time, including any common law, equitable or statutory cause of action providing any right or remedy with respect to Environmental Matters, and all applicable judicial and administrative decisions, directions, orders, guidelines and decrees relating to Environmental Matters;

     "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety of employees, and any matter relating to emissions, discharges, disseminations, spills, deposits, releases or threatened releases, of Hazardous Materials into the environment, including without limitation, the air (indoor and outdoor), surface water, ground water, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Materials;

     "Exchange Act" means the U.S. Securities Exchange Act of 1934 as amended;

     "Exchangeable Shares" means the Non-Voting Exchangeable Shares of Company having attributes substantially as set out in Exhibit A hereto;

     "Governmental Entity" means any court, agency or other governmental authority or instrumentality, domestic or foreign, including federal, provincial, municipal tax authorities and U.S. federal, state, local and other foreign tax authorities;

     "GST" is defined in Section 2.7(h);

     "Hazardous Materials" means any wastes, pollutants or contaminants (whether or not toxic, hazardous or extremely hazardous), and toxic or hazardous or extremely hazardous substances, materials, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum, gasoline or associated products (such as fuel and diesel oil) or any by-products or fractions thereof whether or not now or previously in underground storage tanks, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability or remedy, whether civil, administrative, criminal or quasi-criminal, under any Environmental Laws;

     "Holder" means, prior to Closing, each holder of Company Common Shares and, following the Closing, each holder of Exchangeable Shares or Merge Common Shares issued upon exchange of the Exchangeable Shares.

     "Knowledge of Company" means the actual knowledge of management of Company after due inquiry.

     "Liens" means any pledge, lien, security interest, charge, claim, hypothecation, mortgage, assignment, seizure, attachment, garnishment or other similar encumbrance or, to the extent it interferes unreasonably with the use or alienability of property, any covenant, grant, right of way, easement, leasehold interest, license, restriction, title defect or objection or commitment or obligation of any kind (whether absolute, accrued, contingent or otherwise) provided that Liens shall not include statutory Liens or deemed trusts which arise out of an obligation to remit taxes or other amounts which are not yet due or payable;

     "Loan" means that loan evidenced by the Promissory Note issued by the Company to Merge and secured by the General Security Agreement, each dated as of August 18, 1999 and amended August 26, 1999, and as they may subsequently amended, restated, supplemented or modified.

     "Majority Holders" means at any time the Holders of more than 50% of the Registrable Securities issued and outstanding at such time.

     "Material Contracts" is defined in Section 2.12;

     "Merge Claims" is defined in Section 7.2(a);

     "Merge Common Shares" means shares of Merge common stock, $0.01 par value per share;

     "Merge Disclosure Schedule" means the disclosure schedule previously delivered by Merge to Company;

     "Merge Group" is defined in Section 7.2(a);

     "Merge Material Adverse Effect" means a material adverse effect on the ability of Merge or Holdings to consummate the transactions contemplated hereby or by the Transaction Agreements;

     "Merge Representatives" is defined in Section 4.4;

     "New Common Shares" is defined in Section 1.1;

     "Obligation" means any of the terms, conditions or provisions of any indenture, mortgage, note, Lien, license, government registration, contract, lease, agreement or other instrument or obligation, including, but not limited to, Material Contracts, to which a person or any of its subsidiaries is a party or whereby any of their respective assets may be bound;

     "Ontario Securities Act" means the Securities Act (Ontario);

     "Order" means any order, writ, judgment, injunction, decree, law, statute, ordinance, rule or regulation applicable to a person or any of its subsidiaries or any of their respective assets, as the case may be;

     "Permit" means all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities;

     "Person" means, an individual, corporation, partnership, trust, any other entity and a group (which term includes a "group" as defined in Section 13(d)(3) of the Exchange Act);

     "Provisions Attaching to Exchangeable Shares" means the Provisions Attaching to Exchangeable Shares included as part of the Article of Amendment.

     "Reorganization" is defined in Section 1.1;

     "Required Consents" is defined in Section 4.5(b);

     "Required Documents" is defined in Section 5.2(a);

     "Registrable Securities" shall mean any Merge Common Shares: (i) acquired or to be acquired by a Holder in exchange for the Exchangeable Shares pursuant to the exchange of Exchangeable Shares which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act; or (ii) issued by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of the Exchangeable Shares;

     "Registration Expenses" shall mean all expenses incurred by Merge in connection with the registration or compliance pursuant to Article 8 hereof, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Merge, blue sky fees and expenses (but excluding the compensation of regular employees of Merge which shall be paid in any event by Merge);

     "Return" or "Returns" means any report, return, statement, estimate, declaration, notice, form or other information required to be supplied in connection with Taxes;

     "SEC" means the U.S. Securities and Exchange Commission;

     "Securities Act" means the U.S. Securities Act of 1933, as amended;

     "Selling Expenses" shall mean all fees and disbursements of any special counsel (other than Merge's regular counsel) incurred by any Holder in connection with any registration pursuant to Article 8;

     "Share Exchange Agreement" means the Share Exchange Agreement substantially in the form of Exhibit F hereto;

     "Subsidiary" means, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which such person or any other subsidiary of such person is a general partner (excluding partnerships, the general partnership interests of which held by such person or any subsidiary of such person do not have a majority of the voting interest in such partnership) or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries, or by such person and one or more of its subsidiaries;

     "Support Agreement" means the Support Agreement substantially in the form of Exhibit G hereto;

     "Survival Period" is defined in Section 7.1;

     "Tax" or "Taxes" means all taxes, duties, charges, fees, levies, imposts, governmental charges and other assessments, including, without limitation, all income, profits, gross receipts, net worth, franchise, sales, use, goods and services, ad valorem, value added, capital, business, capital gains, alternative or minimum, net worth, transfer, gains, withholding, payroll, employment, social security, workers compensation, occupancy, premium, windfall profits, employer health, excise, asset, license, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges including Canadian pension plan and provincial pension plan contributions, unemployment insurance or workers compensation premiums, together with any installments with respect thereto imposed by or payable to any Governmental Entity, and whether disputed or not, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax including penalties for the failure to file any Return.

     "Third-Party Company Claims" is defined in Section 7.6(c);

     "Third-Party Merge Claims" is defined in Section 7.5(c);

     "Transaction Agreements" means the Employment Agreements, Share Exchange Agreement, Support Agreement and Trust Agreement substantially in the form attached as Exhibits hereto;

     "Trust Agreement" means the Trust Agreement substantially in the form of Exhibit H hereto;

     "U.S. Dollars," or the symbol "U.S. $," means the currency of the United States of America;

     "U.S. GAAP" means generally accepted accounting principles in the United States as defined by the American Institute of Certified Public Accountants;

     "Voting Debt" means any bonds, debentures, notes or other indebtedness having general voting rights;

     9.2 Entire Agreement; Assignment. This Agreement, together with the Transaction Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between

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



the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

     9.3 Expenses. Except as expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     9.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all parties hereto.

     9.5 Extension; Waiver. At any time prior to the Closing, a party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or
(iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     9.7 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented international overnight service,
(d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows:

          If to Company:

                 Interpra Medical Imaging Network Ltd.
                 Suite 400, 100 Sheppard Avenue East
                 North York, Ontario M2N 6N5
                 Attn: President
                 Telecopy No.: (416) 250-5374


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



          with a copy to:

                 Tory Tory DesLauriers & Binnington
                 Suite 3000, Aetna Tower
                 P.O. Box 270
                 Toronto-Dominion Centre
                 Toronto, Canada M5K 1N2
                 Attn: Candy L. Saga
                 Telecopy No.:  (416) 865-7380

          If to Merge or to Holdings:

                 Merge Technologies Incorporated
                 1126 South 70th Street
                 Suite S107B
                 Milwaukee, Wisconsin  53214-3151
                 Attn:    President
                 Fax:  (414) 977-3940

          with a copy to:

                 Shefsky & Froelich Ltd.
                 444 North Michigan Avenue, Suite 2500
                 Chicago, Illinois  60611
                 Attention: Mitchell D. Goldsmith
                 Fax:  (312) 527-5921

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Wisconsin and the federal laws of the United States applicable therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.9 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


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



     9.11 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.12 Specific Performance. The parties hereto agree that, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damages would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     9.13 Time of the Essence. Time is of the essence of this Agreement.

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



     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

MERGE TECHNOLOGIES INCORPORATED,
a Wisconsin corporation


By:
   -------------------------------------------
Name: William C. Mortimore
Title:  President and Chief Executive Officer

A NOVA SCOTIA COMPANY


By:
   -------------------------------------------
Name: William C. Mortimore
Title:  President


INTERPRA MEDICAL IMAGING NETWORK LTD.,
an Ontario corporation


By: /s/ Stephen Herman
   -------------------------------------------
Name:  Stephen Herman
Title:  President

                       SCHEDULE 4.16 TO PURCHASE AGREEMENT

                             RELEASES AND AGREEMENTS


     1. Roland Kennedy: release acknowledging that Interpra has satisfied all outstanding obligations to him.

     2. Brian Leland Jones: release confirming that Interpra has returned any amounts owed him and Interpra has no further obligation to him, including any obligation to issue stock.

     3. Learnout & Hauspie: agreement confirming that Interpra has no ongoing obligation to purchase goods or services from L&H, but that Interpra may purchase goods or services at Interpra's option.

     4. IRAP: order or letter that Interpra has no obligation to repay any grants from IRAP as a result of the proposed transaction.

     5. University Health Network: agreement confirming outstanding obligations and responsibilities of both UHN and Interpra, in substance reasonably satisfactory to Merge.

                                       47